Exhibit 10.3

EXECUTION VERSION

GUARANTY AGREEMENT
dated as of September 30, 2014
by and among
Certain Domestic Subsidiaries
of
REALPAGE, INC.,
as Guarantors,
in favor of
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

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THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of September 30, 2014, is made by certain Domestic Subsidiaries of REALPAGE, INC., a Delaware corporation (such Subsidiaries, collectively, the “Guarantors” and each, a “Guarantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of itself and the Secured Parties.
STATEMENT OF PURPOSE
Pursuant to the terms of the Credit Agreement dated of even date herewith (the “Credit Agreement”), by and among the Borrower, the Lenders and the Administrative Agent, the Lenders have agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein.
The Borrower and the Guarantors, though separate legal entities, comprise one integrated financial enterprise, and all Extensions of Credit to the Borrower will inure, directly or indirectly, to the benefit of each of the Guarantors.
It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty to the Administrative Agent, for the benefit of the Secured Parties.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, the Guarantors hereby, jointly and severally agree with the Administrative Agent, for the benefit of the Secured Parties, as follows:
ARTICLE I
DEFINED TERMS
SECTION 1.1    Definitions. The following terms when used in this Guaranty shall have the meanings assigned to them below:
“Additional Guarantor” means each Domestic Subsidiary of the Borrower which hereafter becomes a Guarantor pursuant to Section 5.18 hereof and Section 8.13 of the Credit Agreement.
“Guaranteed Obligations” has the meaning assigned thereto in Section 2.1.
SECTION 1.2    Other Definitional Provisions.
(a)    Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement.
(b)    The terms of Sections 1.2, 1.6, 1.7 and 12.15 of the Credit Agreement are incorporated herein by reference as if fully set forth herein; provided that references therein to “Agreement” shall mean this Guaranty.
(c)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Guarantor, shall refer to such Guarantor’s Collateral or the relevant part thereof.

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ARTICLE II
GUARANTY
SECTION 2.1    Guaranty. Each Guarantor hereby, jointly and severally with the other Guarantors, absolutely, irrevocably and unconditionally guarantees as a primary obligor and not merely as a surety to the Administrative Agent for the benefit of the Secured Parties, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of all Secured Obligations of the Borrower and the other Credit Parties, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against the Borrower or any of the other Credit Parties, whether or not discharged, stayed or otherwise affected by any Debtor Relief Law or proceeding thereunder, whether created directly with the Administrative Agent or any other Secured Party or acquired by the Administrative Agent or any other Secured Party through assignment or endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all of the foregoing being hereafter collectively referred to as the “Guaranteed Obligations”).
SECTION 2.2    Bankruptcy Limitations on Guarantors. Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of each Guarantor and the Secured Parties that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of such Guarantor to the Secured Parties) shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Debtor Relief Laws after giving effect to Section 2.3(a). To that end, but only in the event and to the extent that after giving effect to Section 2.3(a), such Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of such Guarantor to the Secured Parties) or any payment made pursuant to such Guaranteed Obligations (or any other obligations of such Guarantor to the Secured Parties) would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Debtor Relief Laws after giving effect to Section 2.3(a), the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of such Guarantor to the Secured Parties) shall be limited to the largest amount which, after giving effect thereto, would not, under Debtor Relief Laws, render such Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of such Guarantor to the Secured Parties) unenforceable or avoidable or otherwise subject to recovery under Debtor Relief Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Debtor Relief Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The first sentence of this Section 2.2 is intended solely to preserve the rights of the Secured Parties hereunder against such Guarantor in such proceeding to the maximum extent permitted by Debtor Relief Laws and neither such Guarantor, the Borrower, any other Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Debtor Relief Laws in such proceeding.

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SECTION 2.3    Agreements for Contribution.
(a)    Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.
(b)    No Subrogation. Notwithstanding any payment or payments by any of the Guarantors hereunder, or any setoff or application of funds of any of the Guarantors by the Administrative Agent or any other Secured Party, or the receipt of any amounts by the Administrative Agent or any other Secured Party with respect to any of the Guaranteed Obligations, none of the Guarantors shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or the other Guarantors or against any collateral security held by the Administrative Agent or any other Secured Party for the payment of the Guaranteed Obligations nor shall any of the Guarantors seek any reimbursement or contribution from the Borrower or any of the other Guarantors in respect of payments made by such Guarantor in connection with the Guaranteed Obligations, until all amounts owing to the Administrative Agent and the Secured Parties on account of the Guaranteed Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made and (3) Letters of Credit that have been Cash Collateralized) are indefeasibly paid in full in cash and the Revolving Credit Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation reimbursement or contribution rights at any time when all of such Guaranteed Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made and (3) Letters of Credit that have been Cash Collateralized) shall not have been indefeasibly paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.
SECTION 2.4    Nature of Guaranty.
(a)    Each Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that to the extent permitted by Applicable Law, its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:
(i)    the genuineness, legality, validity, regularity, enforceability or any future amendment of, or change in, or supplement to, the Credit Agreement, any other Loan Document, any Cash Management Agreement or any Hedge Agreement or any other agreement, document or instrument to which the Borrower, any Guarantor or any of their respective Subsidiaries or Affiliates is or may become a party, (including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise);
(ii)    any action under or in respect of the Credit Agreement, any other Loan Document, any Cash Management Agreement or any Hedge Agreement in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver

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or refraining from exercising any such remedies, power or privileges (including any manner of sale, disposition or any application of any sums by whomever paid or however realized to any Guaranteed Obligations owing by the Borrower or any Guarantor to the Administrative Agent or any other Secured Party in such manner as the Administrative Agent or any other Secured Party shall determine in its reasonable discretion);
(iii)    the absence of any action to enforce this Guaranty, the Credit Agreement, any other Loan Document, any Cash Management Agreement or any Hedge Agreement or the waiver or consent by the Administrative Agent or any other Secured Party with respect to any of the provisions of this Guaranty, the Credit Agreement, any other Loan Document, any Cash Management Agreement or any Hedge Agreement;
(iv)    the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any other Secured Party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);
(v)    any structural change in, restructuring of or other similar organizational change of the Borrower, any Guarantor, any other guarantors or any of their respective Subsidiaries or Affiliates; or
(vi)    any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;
it being agreed by each Guarantor that, subject to the first sentence of Section 2.2, its obligations under this Guaranty shall not be discharged until the final indefeasible payment and performance, in full, of the Guaranteed Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made and (3) Letters of Credit that have been Cash Collateralized) and the termination of the Revolving Credit Commitments.
(b)    Each Guarantor represents, warrants and agrees that to the extent permitted by Applicable Law the Guaranteed Obligations and its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind (other than the defense of payment or performance) against the Administrative Agent, the other Secured Parties or the Borrower whether now existing or which may arise in the future.
(c)    Each Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings among the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.
SECTION 2.5    Waivers. To the extent permitted by Applicable Law, each Guarantor expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):
(a)    any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administrative Agent or any other Secured Party to proceed in respect of the

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Guaranteed Obligations against the Borrower or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor;
(b)    any defense based upon the failure of the Administrative Agent or any other Secured Party to commence an action in respect of the Guaranteed Obligations against the Borrower, such Guarantor, any other guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;
(c)    any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Administrative Agent or the other Secured Parties of this Guaranty;
(d)    any right of diligence, presentment, demand, protest and notice (except as specifically required herein or in the other Loan Documents) of whatever kind or nature with respect to any of the Guaranteed Obligations or any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto and waives, to the fullest extent permitted by Applicable Law, the benefit of all provisions of Applicable Law which are or might be in conflict with the terms of this Guaranty;
(e)    any and all right to notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon, or acceptance of, this Guaranty; and
(f)    any right of setoff or recoupment or counterclaim against or in respect of the Guaranteed Obligations.
Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any other Secured Party which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Administrative Agent or such Secured Party, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Credit Agreement, the other Loan Documents, the Cash Management Agreements and the Hedge Agreements and, but for this Guaranty and such waivers, the Administrative Agent and other Secured Parties would decline to enter into the Credit Agreement, the other Loan Documents, the Cash Management Agreements and the Hedge Agreements.
SECTION 2.6    Modification of Loan Documents, etc. Neither the Administrative Agent nor any other Secured Party shall incur any liability to any Guarantor as a result of any of the following, and none of the following shall impair or release this Guaranty or any of the obligations of any Guarantor under this Guaranty:
(a)    any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;
(b)    any action under or in respect of the Credit Agreement, any other Loan Document, any Cash Management Agreement or any Hedge Agreement in the exercise of any remedy, power or privilege

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contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges;
(c)    any amendment to, or modification of, in any manner whatsoever, any Loan Document, any Cash Management Agreement or any Hedge Agreement;
(d)    any extension or waiver of the time for performance by any Guarantor, any other guarantor, the Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document, a Cash Management Agreement or a Hedge Agreement, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;
(e)    the taking and holding of security or collateral for the payment of the Guaranteed Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the other Secured Parties have been granted a Lien, to secure any Indebtedness of any Guarantor, any other guarantor or the Borrower to the Administrative Agent or the other Secured Parties;
(f)    the release of anyone who may be liable in any manner for the payment of any amounts owed by any Guarantor, any other guarantor or the Borrower to the Administrative Agent or any other Secured Party;
(g)    any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor, any other guarantor or the Borrower are subordinated to the claims of the Administrative Agent or any other Secured Party; or
(h)    any application of any sums by whomever paid or however realized to any Guaranteed Obligations owing by any Guarantor, any other guarantor or the Borrower to the Administrative Agent or any other Secured Party in such manner as the Administrative Agent or any other Secured Party shall determine in its reasonable discretion.
SECTION 2.7    Demand by the Administrative Agent. In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations are declared to be immediately due and payable, then the Guarantors shall, upon demand in writing therefor by the Administrative Agent to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable.
SECTION 2.8    Remedies. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Guarantors their obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Credit Agreement, the other Loan Documents, the Cash Management Agreements, the Hedge Agreements or otherwise.
SECTION 2.9    Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Administrative Agent and the other Secured Parties and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower and its Subsidiaries, the Administrative Agent and the other Secured Parties, the obligations of the Borrower and its Subsidiaries under the Loan Documents, the Cash Management Agreements or the Hedge Agreements.

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In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Administrative Agent or any other Secured Party to any Person or Persons as permitted under the Credit Agreement, any reference to an “Administrative Agent”, or “Secured Party” herein shall be deemed to refer equally to such Person or Persons.
SECTION 2.10    Termination; Reinstatement.
(a)    Subject to clause (c) below, this Guaranty shall remain in full force and effect until all the Guaranteed Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made and (3) Letters of Credit that have been Cash Collateralized) and all the obligations of the Guarantors shall have been indefeasibly paid in full in cash and the Revolving Credit Commitments terminated.
(b)    No payment made by the Borrower, any Guarantor, any other guarantor or any other Person received or collected by the Administrative Agent or any other Secured Party from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the obligations of the Guarantors under this Guaranty or any payment received or collected from such Guarantor in respect of the obligations of the Guarantors under this Guaranty), remain liable for the obligations of the Guarantors up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made and (3) Letters of Credit that have been Cash Collateralized) and all the obligations of the Guarantors under this Guaranty shall have been indefeasibly paid in full in cash and the Revolving Credit Commitments terminated.
(c)    Each Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Guaranteed Obligations is at any time avoided, annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or is repaid in whole or in part pursuant to a good faith settlement of a pending or threatened avoidance claim, or the proceeds of any Collateral are required to be refunded by the Administrative Agent or any other Secured Party to the Borrower, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Guarantor’s liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).
SECTION 2.11 Payments. Any payments by the Guarantors shall be made to the Administrative Agent, to be credited and applied to the Guaranteed Obligations in accordance with Section 10.4 of the Credit Agreement, in immediately available Dollars to an account designated by the Administrative Agent or at the Administrative Agent’s Office or at any other address that may be specified in writing from time to time by the Administrative Agent.

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SECTION 2.12 Keepwell. Each Qualified ECP Guarantor (as defined below) hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds and other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty and the other Loan Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Agreement or any other Loan Document, voidable under Debtor Relief Laws and not for any greater amount). Subject to Section 2.10, the obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until all of the Guaranteed Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made and (3) Letters of Credit that have been Cash Collateralized) and all the obligations of the Guarantors under this Guaranty shall have been paid in full in cash and the Revolving Credit Commitments terminated. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. For purposes of this Section, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Secured Parties to make their respective Extensions of Credit, Secured Cash Management Agreements and/or Secured Hedge Agreements, as applicable, to the Borrower or another Credit Party (as the case may be), each Guarantor hereby represents and warrants to the Administrative Agent and each Secured Party that each representation and warranty contained in Article VII of the Credit Agreement relating to such Guarantor is true and correct as if made by such Guarantor herein.
ARTICLE IV

COVENANTS

Until the Guaranteed Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made and (3) Letters of Credit that have been Cash Collateralized) and all the obligations of the Guarantors under this Guaranty shall have been indefeasibly paid in full in cash and the Revolving Credit Commitments terminated each Guarantor covenants and agrees that it will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents that are required to be, or that the Borrower has agreed to cause to be, performed or observed by such Guarantor or Subsidiary.

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ARTICLE V
MISCELLANEOUS
SECTION 5.1    Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 12.1 of the Credit Agreement; provided that notices and communications to the Guarantors shall be directed to the Guarantors, at the address of the Borrower set forth in Section 12.1 of the Credit Agreement.
SECTION 5.2    Amendments, Waivers and Consents. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified, nor any consent be given, except in accordance with Section 12.2 of the Credit Agreement.
SECTION 5.3    Expenses; Indemnification; Waiver of Consequential Damages, etc.
(a)    The Guarantors shall, jointly and severally, pay all out-of-pocket expenses (including, without limitation, attorney’s fees and expenses) incurred by the Administrative Agent and each other Secured Party to the extent the Borrower would be required to do so pursuant to Section 12.3 of the Credit Agreement.
(b)    The Guarantors shall, jointly and severally, pay and indemnify each Indemnitee against Indemnified Taxes and Other Taxes to the extent the Borrower would be required to do so pursuant to Section 5.11 of the Credit Agreement.
(c)    The Guarantors shall, jointly and severally, indemnify each Indemnitee to the extent the Borrower would be required to do so pursuant to Section 12.3 of the Credit Agreement.
(d)    Notwithstanding anything to the contrary contained in this Guaranty, to the fullest extent permitted by Applicable Law, each Guarantor agrees that it shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other Loan Document, any Cash Management Agreement, any Hedge Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.
(e)    No Indemnitee referred to in this Section 5.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Guaranty, the other Loan Documents, any Cash Management Agreements, any Hedge Agreements or the transactions contemplated hereby or thereby so long as such Indemnitee has not otherwise breached its confidentiality obligations under the Loan Documents.
(f)    All amounts due under this Section 5.3 shall be payable within the time periods provided in Sections 5.11 and 12.3 of the Credit Agreement, as applicable, after demand therefor.
(g)    Each party’s obligations under this Section 5.3 shall survive the termination of the Loan Documents and the payment of the Obligations thereunder.
SECTION 5.4    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party and each of its respective Affiliates is hereby authorized at any time and from time to time,

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to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of such Guarantor to the same extent a Lender could do so under Section 12.4 of the Credit Agreement. The rights of each Secured Party and its respective Affiliates under this Section 5.4 are in addition to other rights and remedies (including other rights of setoff) that such Secured Party or its respective Affiliates may have. Each Secured Party agrees to notify such Guarantor and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 5.5    Governing Law; Jurisdiction; Venue; Service of Process.
(a)    Governing Law. This Guaranty and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.
(b)    Submission to Jurisdiction. Each Guarantor agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise against the Administrative Agent, or any other Secured Party or any Related Party of the foregoing, in any way relating to this Guaranty or the transactions relating hereto in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Loan Document shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action, litigation or proceeding relating to this Guaranty or any other Loan Document against any Guarantor or its Properties in the courts of any jurisdiction.
(c)    Waiver of Venue. Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (b) of this Section 5.5. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1 of the Credit Agreement. Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
(e)    Appointment of the Borrower as Agent for the Guarantors. Each Guarantor hereby irrevocably appoints and authorizes the Borrower to act as its agent for service of process and notices required to be delivered under this Guaranty or under the other Loan Documents, it being understood and agreed that receipt by the Borrower of any summons, notice or other similar item shall be deemed effective receipt by such Guarantor and its Subsidiaries.

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SECTION 5.6    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.6.
SECTION 5.7    Injunctive Relief. Each Guarantor recognizes that, in the event such Guarantor fails to perform, observe or discharge any of its obligations or liabilities under this Guaranty or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Secured Parties. Therefore, each Guarantor agrees that the Administrative Agent and the other Secured Parties, at the option of the Administrative Agent and the other Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
SECTION 5.8    No Waiver by Course of Conduct, Cumulative Remedies. No course of dealing between any Guarantor, the Administrative Agent or any Secured Party or their respective agents or employees shall be effective to change, modify or discharge any provision of this Guaranty or any other Loan Documents or to constitute a waiver of any Event of Default. The enumeration of the rights and remedies of the Administrative Agent and the other Secured Parties set forth in this Guaranty is not intended to be exhaustive and the exercise by the Administrative Agent and the other Secured Parties of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 5.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No delay or failure to take action on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion.
SECTION 5.9    Successors and Assigns. The provisions of this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; except that no Guarantor may assign or otherwise transfer any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and the other Secured Parties (except as otherwise provided by the Credit Agreement).
SECTION 5.10 All Powers Coupled With Interest. All powers of attorney and other authorizations granted to the Secured Parties, the Administrative Agent and any Persons designated by the Administrative Agent or any other Secured Party pursuant to any provisions of this Guaranty or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Guaranteed

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Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made and (3) Letters of Credit that have been Cash Collateralized) remain unpaid or unsatisfied, any of the Revolving Credit Commitments remain in effect or the Credit Facility has not been terminated.
SECTION 5.11 Survival of Indemnities. Notwithstanding any termination of this Guaranty, the indemnities to which the Administrative Agent and the other Secured Parties are entitled under the provisions of Section 5.3 and any other provision of this Guaranty and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the other Secured Parties against events arising after such termination as well as before.
SECTION 5.12 Severability of Provisions. Any provision of this Guaranty or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 5.13 Counterparts. This Guaranty may be executed in any number of counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Guaranty or any document or instrument delivered in connection herewith by facsimile or in electronic (i.e., “pdf” or “tif”) form shall be effective as delivery of a manually executed counterpart of this Guaranty or such other document or instrument, as applicable.
SECTION 5.14 Integration. This Guaranty and the other Loan Documents, and any separate letter agreements with respect to fees constitute the entire contract of the parties relating to the subject matter hereof and supersede all previous agreements and understandings, written or oral, relating to the subject matter hereof. In the event of any conflict between the provisions of this Guaranty and those of (a) the Credit Agreement, the provisions of the Credit Agreement shall control, (b) the Collateral Agreement, the provisions of the Collateral Agreement shall control and (c) any other Loan Document not referenced in clauses (a) and (b) above, the provisions of this Guaranty shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the other Secured Parties in any other Loan Document shall not be deemed a conflict with this Guaranty.
SECTION 5.15 Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Guaranty with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.
SECTION 5.16 Acknowledgements. Each Guarantor hereby acknowledges that:
(a)    it has received a copy of the Credit Agreement and has reviewed and understands the same;
(b)    neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty or any of the

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other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Secured Parties or among the Guarantors and the Secured Parties.
SECTION 5.17 Releases.
(a)    Subject to Section 11.9 of the Credit Agreement, at such time as the Guaranteed Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made and (3) Letters of Credit that have been Cash Collateralized) shall have been paid in full in cash and the Revolving Credit Commitments have been terminated, this Guaranty and all obligations (other than those expressly stated to survive such termination or as may be reinstated after such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.
(b)    In the event that all the Equity Interests of any Guarantor of the Borrower shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, then, at the request of the Borrower and at the expense of the Guarantor, such Guarantor shall be released from its obligations hereunder; provided that the Borrower shall have delivered to the Administrative Agent, at least ten (10) Business Days (or such shorter time as the Administrative Agent may agree in its sole discretion) prior to the date of the proposed release, written notification thereof identifying the relevant Guarantor and a description of the sale or other disposition in reasonable detail, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
SECTION 5.18    Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Guaranty pursuant to Section 8.13 of the Credit Agreement shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a supplement in form and substance satisfactory to the Administrative Agent.
SECTION 5.19    Secured Parties. Each Secured Party not a party to the Credit Agreement who obtains the benefit of this Guaranty shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Affiliates shall be entitled to all the rights, benefits and immunities conferred under Article XI of the Credit Agreement.
SECTION 5.20    Subordination of Intercompany Indebtedness. Any Indebtedness of the Borrower or any other Credit Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior indefeasible payment in full in cash of all of the Guaranteed Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made and (3) Letters of Credit that have been Cash Collateralized). Notwithstanding the foregoing, prior to the occurrence of an Event of Default, the Borrower or any other Credit Party may make payments to any Guarantor on account of any such Indebtedness. After the occurrence and during the continuance of an Event of Default, none of the Guarantors will demand, sue

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for, or otherwise attempt to collect any such Indebtedness until the indefeasible payment in full in cash of the Guaranteed Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made and (3) Letters of Credit that have been Cash Collateralized) and termination or expiration of the Revolving Credit Commitments under the Credit Agreement. If any amount shall erroneously be paid to any Guarantor on account of any such Indebtedness of any Credit Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.
[Signature Pages to Follow]

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IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Guaranty under seal by their duly authorized officers, all as of the day and year first above written.

MULTIFAMILY INTERNET VENTURES, LLC, as Guarantor

By:	/s/ W. Bryan Hill
Name:	W. Bryan Hill
Title:	Vice President, Chief Financial Officer and Treasurer

PROPERTYWARE LLC, as Guarantor

By:	RealPage, Inc., its Sole Member

By:	/s/ W. Bryan Hill
Name:	W. Bryan Hill
Title:	Executive Vice President, Chief Financial Officer and Treasurer

LEVEL ONE LLC,as Guarantor

By:	RealPage, Inc., its Sole Member

By:	/s/ W. Bryan Hill
Name:	W. Bryan Hill
Title:	Executive Vice President, Chief Financial Officer and Treasurer

RealPage, Inc.
Guaranty Agreement
Signature Pages

RP NEWCO II LLC, as Guarantor

By:	RealPage, Inc., its Sole Member

By:	/s/ W. Bryan Hill
Name:	W. Bryan Hill
Title:	Executive Vice President, Chief Financial Officer and Treasurer

SENIOR-LIVING.COM, INC., as Guarantor

By:	/s/ W. Bryan Hill
Name:	W. Bryan Hill
Title:	Vice President, Chief Financial Officer and Treasurer

MULTIFAMILY TECHNOLOGY SOLUTIONS, INC., as Guarantor

By:	/s/ W. Bryan Hill
Name:	W. Bryan Hill
Title:	Vice President, Chief Financial Officer and Treasurer

VELOCITY UTILITY SOLUTIONS LLC, as Guarantor

By: RealPage, Inc., its Sole Member

By:	/s/ W. Bryan Hill
Name:	W. Bryan Hill
Title:	Executive Vice President, Chief Financial Officer and Treasurer

RealPage, Inc.
Guaranty Agreement
Signature Pages

KIGO, INC., as Guarantor

By:	/s/ W. Bryan Hill
Name:	W. Bryan Hill
Title:	Vice President, Chief Financial Officer and Treasurer

LEASESTAR LLC, as Guarantor

By: RealPage, Inc., its Sole Member

By:	/s/ W. Bryan Hill
Name:	W. Bryan Hill
Title:	Executive Vice President, Chief Financial Officer and Treasurer

RealPage, Inc.
Guaranty Agreement
Signature Pages

Acknowledged by the Administrative Agent as of the day and year first written above:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ John Nocita
Name:	John Nocita
Title:	Managing Director

RealPage, Inc.
Guaranty Agreement
Signature Pages